[GRAPHIC   IMPAX
OMITTED]   LABORATORIES, INC.



COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
- ------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D., President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706                ------------
www.impaxlabs.com
- -----------------


         IMPAX REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS; COMPANY TO RESTATE FIRST AND SECOND QUARTER 2004 RESULTS DUE TO REPORTING
             ADJUSTMENTS ON BUPROPION REVENUES BY STRATEGIC PARTNER


HAYWARD, CALIF (NOVEMBER 9, 2004) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) today reported financial results for the three and nine months ended September 30, 2004. IMPAX also announced that it has determined to restate its financial results for the first and second quarters of 2004. The restatement is required as the result of an adjustment due to recently reported customer credits granted by our strategic partner on sales of the Company's bupropion products made by our strategic partner during March 2004.

THIRD QUARTER AND NINE MONTHS RESULTS
- -------------------------------------

Total revenues for the third quarter of 2004 were $30.7 million, or approximately 86% higher than the total revenues of $16.5 million in the prior year's third quarter. The year-over-year increase was primarily due to shipments of generic versions of Wellbutrin(R) SR (Bupropion Hydrochloride) 100 mg and 150 mg Controlled Release Tablets, and Declomycin(R) (Demeclocycline Hydrochloride) 150 mg and 300 mg Tablets, which commenced during the first quarter of 2004; and Zyban(R) (Bupropion Hydrochloride) and Sinemet(R) CR (Carbidopa/Levodopa) Extended Release Tablets, which commenced during the second quarter of 2004. During the 2004 third quarter, IMPAX's revenues from product shipments through our strategic alliance agreements with Teva and Andrx were approximately $10.8 million compared with $8.3 million in the 2004 second quarter.

Net income for the 2004 third quarter was $735,000 or $0.01 per share, compared with a net loss of $3,608,000 or $(0.07) per share, in the prior year's third quarter.

Gross margin for the 2004 third quarter was $13.1 million, or approximately 43% of total revenues, compared with gross margin of $3.5 million, or approximately 21% of total revenues, in the prior year's third quarter. The year-over-year increase in the gross margin percentage was primarily due to the introduction of new products since last year with higher margins, such as Bupropion Hydrochloride, Demeclocycline Hydrochloride, Flavoxate, and Carbidopa/Levodopa. Research and development expense for the 2004 third quarter of $4.9 million was approximately $1.6 million higher than the 2003 third quarter due primarily to higher personnel costs, biostudies, clinical studies, and new product introduction costs. The patent litigation expenses for the 2004 third quarter of $3.3 million were approximately $2.5 million higher than the 2003 third quarter due to the increase in the activity level of patent litigation.

For the nine months ended September 30, 2004, the Company reported total revenues of $95.8 million, or approximately 128% higher than total revenues of $42.0 million in the comparable period of the previous year. Net income for the first nine months of 2004 was $6.3 million, or $0.10 per fully diluted share, compared with a net loss of $9.1 million, or $(0.18) per share, for the first nine months of 2003.

Unrestricted cash, cash equivalents and short-term investments were $89.6 million at September 30, 2004, compared to $15.5 million at December 31, 2003. The increase in cash balance was primarily due to a private placement of $95 million aggregate principal amount of 1.250% convertible senior subordinated debentures that closed during the second quarter of 2004.

RESTATEMENT OF FIRST AND SECOND QUARTER FINANCIAL STATEMENTS
- ------------------------------------------------------------

The Company is restating its financial statements for the first and second quarters of 2004 as the result of customer credits granted by our strategic partner on sales of the Company's bupropion products made by our strategic partner during March 2004. The strategic partner notified the Company of the adjustment when reporting sales of the Company's products for the quarter ended September 30, 2004. Under the terms of the Strategic Alliance Agreement, the Company's strategic partner has sole and exclusive right to determine all terms and conditions of sale to its customers, including pricing, discounts, allowances, price adjustments, returns and rebates. The Company is endeavoring to take steps under the Strategic Alliance Agreement to ensure that all such adjustments granted by its strategic partner in the future are reported to the Company on a timely basis.

The restatement will include an adjustment to the Company's reported total revenues for the first quarter of 2004, reducing them by $4,308,000, from $38,853,000 to $34,545,000. As a result of the restatement, the Company's reported net income for the first quarter of 2004 is expected to decrease by $3,832,000, from $9,048,000 to $5,216,000, and the Company's reported earnings per share for the first quarter of 2004 is expected to decrease by $0.07 per share ($0.07 per share on a fully diluted basis) from $0.16 per share to $0.09 per share ($0.08 per share on a fully diluted basis).

The restatement will include an adjustment to the Company's reported total revenues for the second quarter of 2004, reducing them by $281,000 from $30,845,000 to $30,564,000. As a result of the restatement, the Company's reported net income for the second quarter of 2004 is expected to decrease by $251,000, from $572,000 to $321,000. The Company's reported earnings per share for the second quarter of 2004 will remain $0.01 per share ($0.01 per share on a fully diluted basis).

The restatement will also result in corresponding changes to accounts receivable, accrued expenses and deferred revenues, and accumulated deficit line items in the balance sheets for those periods.

IMPAX intends to file amendments to its Quarterly Reports on Form 10-Q for the first quarter of 2004 and second quarter of 2004 to reflect the restatement as soon as practicable. The Company will be filing a Form 12b-25 to extend the deadline for the filing of its Form 10-Q for the quarter ended September 30, 2004.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

                               (Tables to follow)

                            IMPAX LABORATORIES, INC.
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                    THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                       SEPTEMBER 30,                           SEPTEMBER 30,
                                             -----------------------------             ----------------------------
                                                2004               2003                   2004               2003
                                             ----------         ----------             ---------           --------

Net sales                                    $   30,261         $  15,908              $  91,798          $  40,434

Revenue from reversal of
     refundable deposit from Teva                    --                --                  2,500                 --

Other revenues                                      443               589                  1,515              1,555
                                             ----------         ---------              ---------          ---------

Total revenues                                   30,704            16,497                 95,813             41,989
                                             ----------         ---------              ---------          ---------

Cost of sales                                    17,592            12,976                 54,679             30,444
                                             ----------         ---------              ---------          ---------

Gross margin                                     13,112             3,521                 41,134             11,545

Research and development                          4,942             3,358                 15,266             10,463

Reimbursements from Teva                           (217)              (93)                  (306)              (247)
                                             ----------         ---------              ---------          ---------

Research and development, net                     4,725             3,265                 14,960             10,216

Patent litigation expenses                        3,299               845                  7,146              1,842

Selling expenses                                    908               546                  2,345              1,552

General and administrative expenses               3,289             2,321                  9,757              6,526

Other operating income (expense), net                 4                 4                     15                 25
                                             ----------         ---------              ---------          ---------

Net Income (loss) from operations                   895            (3,452)                 6,941             (8,566)

Interest income                                     387                87                    714                199

Interest expense                                   (547)             (243)                (1,383)              (738)
                                             ----------         ---------              ---------          ---------

Net income (loss) before
     provision for income taxes              $      735         $  (3,608)             $   6,272          $  (9,105)
                                             ==========         =========              =========          =========

Provision for income taxes                           --                --                     --                 --
                                             ----------         ---------              ---------          ---------

Net income (loss)                            $      735         $  (3,608)             $   6,272          $  (9,105)
                                             ==========         =========              =========          =========

Earnings per share
     Basic                                   $     0.01         $   (0.07)             $    0.11          $   (0.18)
                                             ==========         =========              =========          =========
     Diluted                                 $     0.01         $   (0.07)             $    0.10          $   (0.18)
                                             ==========         =========              =========          =========

Weighted average common shares outstanding
     Basic                                   58,469,272        52,610,356             57,855,637         50,382,455
                                             ==========        ==========             ==========         ==========
     Diluted                                 62,137,376        52,610,356             61,352,899         50,382,455
                                             ==========        ==========             ==========         ==========

                            IMPAX LABORATORIES, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                               SEPTEMBER 30,           DECEMBER 31,
                                                                                   2004                   2003
                                                                                (UNAUDITED)            (UNAUDITED)
                                                                               -------------           ------------
ASSETS

Cash, cash equivalents and short-term investments                              $   89,603             $   15,505

Restricted cash (a)                                                                    --                 10,000

Accounts receivable, net                                                           19,730                  9,885

Inventory                                                                          38,232                 28,479

Property, plant and equipment, net                                                 43,849                 38,132

Goodwill and intangibles, net                                                      27,665                 27,953

Other assets                                                                        6,408                  2,752
                                                                               ----------             ----------

Total assets                                                                   $  225,487             $  132,706
                                                                               ----------             ----------


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                            $   33,889             $   42,365

Long-term debt, net of current portion                                              7,284                  8,854

Refundable deposit from Teva                                                           --                  5,000

Convertible debentures                                                             95,000                     --

Deferred revenues and other liabilities                                             2,978                  2,879

Mandatorily redeemable convertible preferred stock                                     --                  7,500

Stockholders' equity                                                               86,336                 66,108
                                                                               ----------             ----------

Total liabilities and stockholders' equity                                     $  225,487             $  132,706
                                                                               ----------             ----------



(a) Represents cash held as collateral for the $25 million revolving credit facility and term loan with Wachovia Bank N.A. The restriction was removed by Wachovia Bank N.A. in the 2004 second quarter.

                                      # # #